                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                               September 4, 2001


Sagent Technology, Inc.
800 W. El Camino Real, Suite 300
Mountain View, CA 94040


           Re: Registration Statement on Form S-1


Ladies and Gentlemen:

     We are acting as counsel for Sagent Technology, Inc., a Delaware corporation (the "Company"), in connection with the registration of the resale under the Securities Act of 1933, as amended, of up to 9,571,148 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share, including 455,769 shares issuable pursuant to the exercise of warrants for the purchase of common stock (the "Warrant Shares"). In this regard, we have participated in the preparation of a Registration Statement on Form S-1 relating to the Shares, to be filed by you with the Securities and Exchange Commission on or about September 5, 2001 (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

     We understand that the Shares are to be sold for resale to the public as described in the Registration Statement. As the Company's legal counsel, we have examined the proceedings taken, and are familiar with the proceedings taken in connection with the sale and issuance of the Shares.

     It is our opinion that (i) the Shares (other than the Warrant Shares) have been legally issued and are fully paid and nonassessable and (ii) the Warrant Shares, when issued and delivered upon exercise of the warrants and receipt by the Company of payment in full therefor in accordance with the terms of such warrants, will be legally issued and fully paid and nonassessable shares.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof, and any amendments thereto.


                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation